Exhibit 4.2

Facility Agreement

FACILITY AGREEMENT Reference number 8R-41700-MLA-284 FA3 to Master Loan Agreement Reference No. TIMLALT (the “Master”) dated 6/20/2013, is entered into as of the date October 27th 2015 (the “Effective Date”)

BETWEEN

(1)	CISCO SYSTEMS CAPITAL CORPORATION, a Nevada corporation, having its registered Office at 170 West Tasman Drive, San Jose, CA 95134-1706, United States of America (“Lender”); and

(2)	TIM CELULAR S/A, a limited liability company organized and existing under the laws of the Federative Republic of Brazil, having its address and principal place of business at Avenida Giovanni Gronchi 7143, Vila Andrade, SP 05724-006, Brazil, with Commercial license number (Tax Payer Register) CNP) 04.206.050/0001-800 (“Borrower”).

OPERATIONAL

(A)	This agreement constitutes a facility agreement under the Master (the “Facility Agreement”).

(B)	The Lender agrees to grant to the Borrower the Facility described below to finance IT Solutions; and

(C)	Capitalized terms or expressions not defined herein have the same meanings set out in the Master.

FACILITY DETAILS

Availability Period End Date	:	June 27”‘, 2016

Term	:	The term of each Loan should be 60 Months with Semi Annual Payments in Arrears

Rate of Interest	:	The term for a specific drawdown agreed between the Borrower and the Lender In the relevant Request for Borrowing.

Default Rate	:	3.8% (Three point Eight percent) per year

Facility Limit	:	$50,000,000.00 (Fifty Million and 00/100 United States Dollars)

Third Party Limit	:	40% (forty percent)

Minimum Drawdown Amount	:	$300,000.00 (Three Hundred Thousand and 00/100 United States Dollars)

Maximum Drawdown Number	:	$50,000,000.00 (Fifty Million and 00/100 United States Dollars)

Services Agreement	:	Not applicable

Legal name and address of Security
Provider	:	Not applicable

1. Representations and Warranties

The Borrower acknowledges that the Lender has entered into this Facility Agreement In reliance upon the representations and warranties set out in Clause 6 of the Master and represents and warrants to the Lender on the date of this Facility Agreement as set out in Clause 6 of the Master.

In addition to the Clause 6 of the Master, the Borrower hereby confirms that the Bacen has approved the financial conditions of the Facility Agreement and attaches hereto a printout of the ROF approval of the Bacen.

2. Additional Conditions Precedents

The Lender shall receive following documents and evidence, satisfactory to the Lender in form and substance:

1. a copy of the ROF

3. Condition Subsequent

Within thirty (30) days after the disbursement of a Loan hereunder, the Borrower shall present to the Lender a printout of the Schedule of Payments related to the Loan issued by the Central Bank of Brazil, which must be in accordance with the terms and conditions agreed upon by the Parties.

4. Additional Provisions

Section 3.6 (Application of each Loan) of the Master are hereby replaced in Its entirety to the following:

3.6 Application of each Loan. The entire principal amount of the Loan shall be paid by the Borrower to the Authorized Supplier indicated by the Borrower to the Lender in Connection with the Equipment described in the Invoices and/or Supplier Certificate attached to the Request for Borrowing. Within 90 (Ninety) days after the Lender has disbursed the Loan, the Lender may contact directly the Authorized Supplier in order to obtain the evidence (proof of payment) that all the Invoices have been properly received by the Authorized Supplier. In case the Lender does not receive any positive response from the Authorized Supplier in a reasonable time, Lender shall keep the right to request the proof of payment of the 50 (Fifty) largest Invoices, selected by the Lender, that have been properly received by the Authorized Supplier directly from the Borrower, who remains the ultimate responsible for providing such evidence.

Section 10.1. (Withholdings and deductions for Tax) of the Master are hereby amended to include the following paragraph:

10.1.1: “Notwithstanding the above, the Borrower shall not be required to increase payments for the withholding tax on Interest if the Borrower presents an original or certified copy of a receipt evidencing payment thereof within thirty (30) days of payment of such withholding tax.”,

THE PARTIES CONFIRM THAT THEY HAVE READ THIS FACILITY AGREEMENT AND THE MASTER AND AGREE TO BE BOUND BY THEM.
EXECUTED BY THE PARTIES AND THE 2 (TWO) WITNESSES SIGNED HEREUNDER WITH ALL SIGNATURES DULY NOTARIZED ON THE DATE SET OUT BELOW

CISCO SYSTEMS CAPITAL CORPORATION	TIM CELULAR S/A
(authorized signatory and company stamp)	(authorized signatory and company stamp)
Date: 11/18/2015	Date:
By: /s/ Deborah Baker	By: /s/ Paolo Barroeri
Name: Deborah Baker	Name: Paolo Barroeri
Title: Senior Director	Title: TIM Celular S.A. Finanças e Tesouraria

Witnessed by:
1. Name: ID:	2. /s/ Glaucia Crahim Name: Glaucia Crahim TIM Celular S/A Finanças e Tesouraria
ID:

ACKNOWLEDGEMENT

State of Nevada

County of Washoe

This instrument was acknowledged before me on November 18, 2015 by Deborah Baker as Senior Director, AMS Operations of Cisco Systems Capital Corporation.

Notary Public

This acknowledgement is attached to a mark registration dated November 18, 2015

Request for Borrowing

Request for Borrowing - US-207-0001

CiSCO Systems Capital Corporation

9850 Double R Blvd.
Reno, NV 89521
Attn: Loan Operations
Fax: +1-775-789-5799

October 27th, 2015

Ladies and Gentlemen:

Request for Borrowing for Facility Reference number BR-41700-MLA-284_FA3 in the amount of USD$50,000,000.00

We refer to the Facility Agreement Reference Number BR-41700-MLA-284_FA3 dated October 27th, 2015 between the Borrower and Cisco Systems Capital Corporation (the “Lender”). Terms used in this Request for Borrowing have the same meaning as the Facility Agreement.

We hereby request a Loan upon the terms of the Master as follows:

1.	The Drawdown Date is December 10th, 2015.

2.	The amount of the Loan is US$ 50,000,000.00

3.	The applicable Interest rate is 2.5%

4.	The Term of each Loan shall be 60 months commencing on the Drawdown Date of that Loan with Semiannual payments in Arrears.

5.	The proceeds of the Loan are to be paid directly to TIM CELULAR S/A in settlement of the Invoices described in the spreadsheet specifying the total amount of those Invoices and showing the ratio (by invoice value) of Third Party or Third Party Services to all Products or Services, attached hereto as Scheduled D.

6.	Borrower’s Bank Information (Payee Bank Information)

Bank A/C Number:	11116605
Bank Name:	Banco JP Morgan
Routing Number:
ABA No.	Swift No. CHASBRSP
Address: Av. Brig. Faria Lima 3729	City: São Paulo
Zip Code:04538-905	Country: Brazil

6.1.	Borrower’s intermediate Bank Information (if any)

Bank A/C Number:
Bank Name:	JP Morgan Chase Bank NA
Routing Number
ABA No.	Swift No. CHASUS33
Address:	City: New York
Zip Code:	Country: USA

7.	The Borrower was authorized not to increase payments for the withholding tax on Interest at 15% and it must present an original or certified copy of a receipt (DARF) evidencing payment thereof within thirty (30) days of such payment.

8.	According to clause 3.3 (b) of the Master, the Request for Borrowing shall be received by the Lender at least fifteen (15) Business Days prior to the Drawdown Date set forth in item 1) above.

9.	Payment Dates and Repayments are as described on Appendix A attached hereto.

The Borrower represents and warrants to the Lender on the date of this Request for Borrowing as set out in Clause 6 of the Master. A spreadsheet specifying the total amount of those Invoices and showing the ratio (by invoice value) of Third Party or Third Party Services to all Products or Services is enclosed hereto as Schedule D.

Sincerely,

Authorized Signatory

TIM CELULAR S/A

Enclosures

Appendix A: Repayment Schedule

Schedule D: Third Party Product and/or Service Spread Sheet

Accepted and agreed:

Cisco Systems Capital Corporation

Date: 11/18/2015

ACKNOWLEDGEMENT

State of Nevada

County of Washoe

This instrument was acknowledged before me on November 18, 2015 by Deborah Baker as Senior Director, AMS Operations of Cisco Systems Capital Corporation.

Notary Public

This acknowledgement is attached to a mark registration dated November 18, 2015